Exhibit 99.4 ARVINAS, INC. RESTRICTED STOCK UNIT AGREEMENT Inducement Grant Arvinas, Inc. (the “Company”) hereby grants the following restricted stock units. The terms and conditions attached hereto are also a part hereof. Notice of Grant Name of recipient (the “Participant”): Grant Date: Number of Restricted Stock Units (“RSUs”) granted: Vesting Start Date: Vesting Schedule: All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein. This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities. Participant Arvinas, Inc. Signature of Participant By: Name of Officer: Title: Street Address City/State/Zip Code

Arvinas, Inc. Restricted Stock Unit Agreement Incorporated Terms and Conditions For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows: 1. Award of Restricted Stock Units. In consideration of services to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein. The RSUs evidenced by this Agreement were granted to the Participant pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2018 Stock Incentive Plan (as amended from time to time, the “Plan”) or any other equity incentive plan of the Company, as an inducement that is material to the Participant’s entering into employment with the Company. 2. Vesting Schedule. The RSUs shall vest in accordance with the Vesting Schedule set forth on the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon the vesting of the RSUs, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date. 3. Forfeiture of Unvested RSUs Upon Cessation of Service. In the event that the Participant ceases to be an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive awards under the Plan (an “Eligible Participant”) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

4. Restrictions on Transfer; Clawback. (a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs subject to this Agreement, or any interest therein; provided, however, that the Board of Directors (the “Board”) may permit the gratuitous transfer of this award of RSUs by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to this award of RSUs to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement. References to the Participant in this Agreement, to the extent relevant in context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 4 shall be deemed to restrict a transfer to the Company. (b) In accepting these RSUs, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in future. 5. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of such shares of Common Stock to the Participant. The Participant shall have no voting rights with respect to any RSUs. 6. Tax Matters. (a) Acknowledgments; No Section 83(b) Election. The Participant acknowledges that the Participant is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended (the “Code”), is available with respect to RSUs. (b) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. To the extent the Participant has not previously executed and delivered to the Company effective durable automatic sell-to-cover instructions that by their terms would cover any taxes required by law to be withheld with respect to the vesting of the RSUs, at such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and is not prohibited from doing so under the Company’s insider trading policy or otherwise, the Participant shall execute the instructions set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instructions”) as the means of satisfying such tax obligation. If the Participant is required to but does not execute the Durable Automatic Sell-to- Cover Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Participant further agrees and acknowledges that the Company will not (and is not obligated to) deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made. 7. Adjustments for Changes in Common Stock and Certain Other Events. (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the share and per-share-related provisions of the RSUs shall be equitably adjusted by the Company (or substituted awards may be made, if applicable) in the manner determined by the Board. (b) Reorganization Events. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board may take any one or more of the following actions with respect to all or any (or any portion of) outstanding RSUs on such terms as the Board determines (except to the extent specifically provided otherwise in another agreement between the Company and the Participant): (i) provide that the RSUs shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participant, provide that the unvested RSUs will be forfeited and terminate immediately prior to the consummation of such Reorganization Event, (iii) provide that restrictions applicable to the RSUs shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to the Participant with respect to the RSUs equal to (A) the number of shares of Common Stock subject to the outstanding vested RSUs (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) any applicable tax withholdings, in exchange for the termination of the RSUs, (v) provide that, in connection with a liquidation or dissolution of the Company, the RSUs shall convert into the right to receive liquidation proceeds (if applicable, net of any applicable tax withholdings) and (vi) any combination of the foregoing.

Notwithstanding the terms of the immediately preceding paragraph, if the RSUs are subject to Section 409A of the Code and must be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to the paragraph above and the RSUs shall instead be settled in accordance with the terms of this Agreement. In addition, the Board may only undertake the actions set forth in clauses (iii), (iv) and (v) of the immediately preceding paragraph if the Reorganization Event constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of the paragraph above, then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor. For purposes of clause (i) above, the RSUs shall be considered assumed if, following consummation of the Reorganization Event, the RSUs confer the right to receive, for each share of Common Stock subject to the award of RSUs immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the settlement of the RSUs to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per-share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event. 8. Miscellaneous. (a) No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, the grant of this award of RSUs does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company or any affiliate of the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim hereunder. (b) Amendment. The Board may from time to time amend, modify or terminate this Agreement. Notwithstanding the foregoing, the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant, or (ii) the change is permitted under Section 7 hereof. (c) Acceleration. The Board may at any time provide that this award of RSUs shall become immediately vested in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be. (d) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this Agreement until (i) all conditions of this Agreement have been met to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. (e) Administration by Board. The Board will administer this Agreement and may construe and interpret the terms hereof. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in or under this Agreement. No individual acting as a director, officer, employee or agent of the Company will be liable to the Participant or any other person for any claim, loss, liability, or expense incurred in connection with this award of RSUs, nor will such individual be personally liable with respect to this award of RSUs because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of this Agreement has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the RSUs unless arising out of such person’s own fraud or bad faith. (f) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers hereunder to one or more committees or subcommittees of the Board (a “Committee”). All references herein to the “Board” shall mean the Board or a Committee to the extent that the Board’s powers or authority hereunder have been delegated to such Committee. (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter hereof. (h) Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). If and to the extent (i) any portion of any payment, compensation, or other benefit provided to the Participant in connection with the

Participant’s employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the RSUs) agrees to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under this Agreement are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section. (i) Participant’s Acknowledgements. The Participant acknowledges that the Participant: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement. (j) Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

Schedule A DURABLE AUTOMATIC SELL-TO-COVER INSTRUCTION This Durable Automatic Sell-to-Cover Instruction (this “Instruction”), which is being delivered to Arvinas, Inc. (the “Company”) by the undersigned on the date set forth below (the “Adoption Date”), relates to any restricted stock units that may be granted to me from time to time by the Company under the Company’s equity compensation programs, other than any restricted stock units which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such restricted stock units and therefore do not permit sell-to-cover transactions (the restricted stock units subject to this Instruction are referred to as “Covered RSUs”). This Instruction provides for “eligible sell-to-cover transactions” (as described in Rule 10b5-1(c)(1)(ii)(D)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”)) with respect to Covered RSUs and is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act. I acknowledge that upon vesting and settlement of any Covered RSUs in accordance with the applicable RSU’s terms, whether vesting is based on the passage of time or the achievement of performance goals, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSUs that are settled on such settlement date and that the Company is required to withhold income and employment taxes in respect of that compensation income. I desire to establish a plan and process to satisfy such withholding obligation in respect of all Covered RSUs through an automatic sale of the number of the shares of the Company’s common stock that would otherwise be issuable to me on each applicable settlement date in an amount sufficient to satisfy the applicable withholding obligation, with the proceeds of the sale delivered to the Company in satisfaction of the applicable withholding obligation. I understand that the Company has arranged for the administration and execution of its equity incentive programs and the sale of securities by participants thereunder pursuant to a platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner. Upon the settlement of any of my Covered RSUs after the 30th day following the Adoption Date (or if I am an officer of the Company on the Adoption Date, after the later of: (i) the 90th day following the Adoption Date or (ii) two business days following the disclosure of the Company’s financial results in Form 10-Q or Form 10-K for the completed fiscal quarter in which this Instruction was adopted (or, with respect to this clause (ii), if sooner, the 120th day after adoption of this Instruction) (the “Cooling-Off Period”), I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to such RSUs that vested and settled as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me in connection with the vesting and settlement of such RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation. I hereby appoint the Chief Executive Officer and the Chief Financial Officer, and any of them acting alone and with full power of substitution, to serve as my attorneys-in-fact to arrange for the sale of shares of the Company’s common stock in accordance with this Instruction. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to this Instruction. I hereby certify that, as of the Adoption Date: (i) I am not prohibited from entering into this Instruction by the Company’s insider trading policy or otherwise; (ii) I am not aware of any material nonpublic information about the Company or its common stock; and (iii) I am adopting this Instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act. ________________________________ Print Name: _____________________ Date: __________________________